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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 12, 2001

                             MAGNAVISION CORPORATION
             (Exact name of Registrant as specified in its charter)


   Delaware                             033-09030             222741313
(State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
 of  incorporation or                                      Identification No.)
  organization)





                             The Wedgewood Building
                              14 South Avenue, #4
                               Fanwood, NJ 07023
              (Address of principal executive offices) (Zip code)


                                 (908) 490-9910
              (Registrant's telephone number, including area code)



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Item 1.  Change in Control of Registrant

         (a) On September 12, 2001, Magnavision Corporation ("Magnavision") merged with and into Blue Broadband Access Corp. ("Blue"), a Delaware corporation and wholly owned subsidiary of IPWireless, Inc. ("IPW") (the "Merger"). The Merger was accomplished pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of September 11, 2001, among Magnavision, IPW and Blue and a related Certificate of Merger. As a result of the Merger, all outstanding shares of common stock and preferred stock of Magnavision and options and warrants to purchase common stock of Magnavision were converted into a right to receive cash and/or securities of IPW as described in the attached press release. Blue is the surviving corporation in the Merger, as a wholly-owned subsidiary of IPW.

Item 7.  Financial Statements and Exhibits

20.1 Press Release dated September 13, 2001 announcing the execution of the Amended and Restated Agreement and Plan of Merger and consummation of the Merger



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               Magnavision Corporation
                               (Registrant)



Date:  September 25, 2001      By: /s/ Dino Vendetti
                                   ------------------------------------
                                   Dino Vendetti
                                   President and Chief Executive Officer
                                   of Blue Broadband Access Corp.,
                                   successor corporation to the Registrant